UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2021

Midwest Holding Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-39812	20-0362426
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2900 South 70th Street, Suite 400

Lincoln, Nebraska 68506
(Address of principal executive offices) (Zip Code)

(402) 489-8266

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):\

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.001 par value	MDWT	NADSAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 5.07 for information regarding the election of directors at the June 29, 2021 annual meeting of shareholders of Midwest Holding, Inc. (the “Company”).

Item 5.07 – Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of stockholders was held on June 29, 2021 (the “Annual Meeting”) at which the Company’s stockholders voted on the proposals indicated below. Record holders of voting common stock at the close of business on May 12, 2021 (the “Record Date”) were entitled to vote at the Annual Meeting. On the Record Date, there were 3,737,564 shares of voting common stock outstanding and entitled to vote. In total, 2,388,234 shares of Company voting common stock were represented at the meeting, which represented approximately 63.9% of the shares outstanding and entitled to vote as of the Record Date.

Election of Directors:

The first proposal was the election of four directors named in the Company’s Proxy Statement filed with the U.S. Securities and Exchange Commission on May 14, 2021 to the Company’s Board of Directors (the “Board”). The Company’s directors are elected by a plurality of the votes cast. In connection with the Company’s commitment to diversity, the Company increased the size of its Board from seven to nine members and Nancy Callahan and Diane Davis were elected as Class I Directors to fill the two new open positions on the Board at the Annual Meeting. In addition, Firman Leung was also re-elected as a Class I Director. Finally, pursuant to the Company’s Certificate of Incorporation which requires that each of the three staggered classes of directors be nearly equal in the number of directors as possible, the Company moved Jack Theeler from the Class I category to the Class II category and Mr. Theeler was re-elected as a Class II Director at the Annual Meeting. The votes for these elected directors were as follows:

Nominee	Number of Votes For	Number of Votes Against	Abstain	Broker Non-Votes
Nancy Callahan – Class I Director	2,103,725	29,160	54,315	201,034
Diane Davis – Class I Director	2,103,720	29,162	54,318	201,034
Firman Leung – Class I Director	2,103,091	29,787	54,322	201,034
Jack Theeler – Class II Director	2,098,703	34,173	54,324	201,034

The Company’s continuing directors after the Annual Meeting include Douglas Bratton, Sachin Goel, John Hompe, Michael Minnich and A. Michael Salem.

Adoption of the Midwest Holding Inc. 2020 Long-Term Incentive Plan

The second proposal was a vote to adopt the Midwest Holding Inc. 2020 Long-Term Incentive Plan which was approved by our stockholders. The votes on the proposal were:

For	Against	Abstain	Broker Non-Votes
1,848,246	338,796	158	201,034

Advisory Vote on the Compensation of the Company’s Named Executive Officers

The third proposal was an advisory vote on the compensation of the Company’s named executive officers which was approved by our stockholders. The votes on the proposal were:

For	Against	Abstain	Broker Non-Votes
2,155,500	31,530	170	201,034

Ratification of the Appointment of Mazars US LLP as the Company’s Independent Registered Public Accounting Firm for the 2020 Fiscal Year

The fourth proposal was a vote to ratify the appointment of Mazars US LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year. The votes on the proposal were:

For	Against	Abstain	Broker Non-Votes
2,358,780	29,082	372	--

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits .

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 1, 2021

MIDWEST HOLDING INC.

By:	/s/ A. Michael Salem
Name: A. Michael Salem
Title: Co-Chief Executive Officer

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